Exhibit 99.1

Compass Diversified Holdings James J. Bottiglieri Chief Financial Officer 203.221.1703 jbottiglieri@compassdiversifiedholdings.com	Investor Relations and Media Contacts: The IGB Group Leon Berman / Michael Cimini 212.477.8438 / 212.477.8261 lberman@igbir.com / mcimini@igbir.com

Compass Diversified Holdings Reports Third Quarter 2012 Financial Results

Generates Cash Flow Available for Distribution and Reinvestment of $22.8 Million

Westport, Conn., November 7, 2012 – Compass Diversified Holdings (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three and nine months ended September 30, 2012.

Third Quarter 2012 Highlights

•	Generated Cash Flow Available for Distribution and Reinvestment (“CAD” or “Cash Flow”) of $22.8 million for the third quarter of 2012;

•	Reported net income of $6.4 million for the third quarter of 2012; and

•	Paid a third quarter 2012 cash distribution of $0.36 per share in October 2012, bringing cumulative distributions paid to $8.5152 per share since CODI’s IPO in May of 2006;

“We are pleased with our financial results for the third quarter of 2012, which were consistent with management’s expectations,” said Alan Offenberg, CEO of Compass Group Diversified Holdings LLC. “During the quarter, our leading branded product businesses, consisting of our CamelBak Products, ERGObaby, Fox and Liberty Safe subsidiaries, posted on a combined basis strong revenue and earnings growth. We also maintained stable performance in our combined niche industrial businesses, which include our Advanced Circuits, American Furniture Manufacturing, Tridien Medical and Arnold Magnetic Technologies subsidiaries. Based on the strength of CODI’s current group of subsidiaries, we paid a cash distribution of $0.36 per share, increasing the cumulative distribution paid to approximately $8.52 per share since our IPO in 2006. As we maintain our commitment to provide shareholders with attractive cash distributions, we remain focused on leveraging our balance sheet strength to drive future performance. With substantial liquidity totaling more than $275 million, we are well positioned to continue to invest in high-return organic growth initiatives and pursue favorable platform and add-on acquisitions that are accretive to Cash Flow.”

Operating Results

CODI reported Cash Flow (see note regarding use of Non-GAAP Financial Measures below) of $22.8 million for the quarter ended September 30, 2012, as compared to $25.5 million for the prior year comparable quarter. CODI’s weighted average number of shares outstanding for the quarter ended September 30, 2012 and September 30, 2011 was approximately 48.3 million and 47.4 million, respectively.

CODI’s Cash Flow for the third quarter 2012 was lower as compared to the corresponding year-earlier period due to the exclusion of the seasonally strong operating results from the Company’s Staffmark subsidiary, which was sold on October 17, 2011, and the Company’s HALO subsidiary, which was sold on May 1, 2012. Partially offsetting these factors, Cash Flow for the third quarter 2012 was positively impacted by the full inclusion of operating results from the Company’s CamelBak subsidiary, which was acquired by CODI on August 24, 2011. In addition, Cash Flow for the third quarter of 2012 included the operating results of the Company’s Arnold Magnetic subsidiary, which was acquired on March 5, 2012.

For the nine month period ended September 30, 2012, CODI reported Cash Flow of $62.8 million, as compared to $58.3 million for the nine months ended September 30, 2011, representing an increase of 7.8%. CODI’s weighted average number of shares outstanding for the nine month period ended September 30, 2012 and September 30, 2011 was approximately 48.3 million and 46.9 million, respectively.

CODI’s Cash Flow is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each subsidiary for the periods during which CODI owned them. However, Cash Flow excludes the gains from sales of businesses, which have totaled approximately $198 million since 2007.

Net income for the quarter ended September 30, 2012 was $6.4 million, as compared to net income of $12.5 million for the quarter ended September 30, 2011. During the quarter ended September 30, 2012, CODI recorded higher interest expense of approximately $3.8 million as compared to the prior year period due in large part to higher average debt balances, amortization of original issue discount and changes in the fair value of interest rate swaps. CODI also recorded an approximate $3.8 million higher non-cash supplemental put accrual in the current quarter as compared to the corresponding previous quarter. This accrual is based on the periodic review of current cash flow generation level of its subsidiaries, as well as anticipated market multiples for those businesses in the event they were to be sold in the current environment. For the nine month period ended September 30, 2012, CODI reported net income of $9.5 million, as compared to net income of $14.2 million for the nine months ended September 30, 2011.

Liquidity and Capital Resources

As of September 30, 2012, CODI had approximately $20.0 million in cash and cash equivalents, $253.2 million outstanding on its term loan facility and $19.0 million outstanding under its $290 million revolving credit facility. The Company has no significant debt maturities until October 2016 and had borrowing availability of approximately $270 million at September 30, 2012 under its revolving credit facility.

Third Quarter 2012 Distribution

On October 9, 2012, CODI’s Board of Directors declared a third quarter distribution of $0.36 per share. The cash distribution was paid on October 31, 2012 to all holders of record as of October 24, 2012. Since its IPO in May of 2006, CODI has paid a cumulative distribution of $8.5152 per share.

Conference Call

Management will host a conference call on Thursday, November 8, 2012 at 9:00 a.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (888) 427-9376 and the dial-in number for international callers is (719) 325-2452. The access code for all callers is 5285947. A live webcast will also be available on the Company’s website at www.compassdiversifiedholdings.com.

A replay of the call will be available through November 15, 2012. To access the replay, please dial (888) 203-1112 in the U.S. and (719) 457-0820 outside the U.S., and then enter the access code 5285947.

Note Regarding Use of Non-GAAP Financial Measures

CAD, or Cash Flow, is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain and increase quarterly distributions. A number of CODI’s businesses have seasonal earnings patterns. Accordingly, the Company believes that the most appropriate measure of its performance is over a trailing or expected 12-month period. We have reconciled CAD, or Cash Flow, to Net Income and Cash Flow Provided by Operating Activities on the Attached Schedules. We consider Net Income and Cash Flow Provided by Operating Activities to be the most directly comparable GAAP financial measures to CAD, or Cash Flow.

About Compass Diversified Holdings (“CODI”)

CODI owns and manages a diverse family of established North American middle market businesses. Each of its eight current subsidiaries is a leader in their niche market.

CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its owners.

Our subsidiaries are engaged in the following lines of business:

•	The manufacture of quick-turn, prototype and production rigid printed circuit boards (Advanced Circuits, www.advancedcircuits.com);

•	The design and manufacture of promotionally priced upholstered furniture (American Furniture Manufacturing, www.americanfurn.net);

•	The design and manufacture of medical therapeutic support surfaces and other wound treatment devices (Anodyne Medical Device, also doing business and known as Tridien Medical, www.tridien.com);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies, www.arnoldmagnetics.com);

•	The design and manufacture of personal hydration products for outdoor, recreation and military use (CamelBak Products, www.camelbak.com);

•	The design and marketing of wearable baby carriers, strollers and related products (ERGObaby, www.ergobabycarriers.com);

•	The design, manufacture and marketing of premium suspension products for mountain bikes and powered off-road vehicles (FOX, www.ridefox.com);

•	The design and manufacture of premium home and gun safes (Liberty Safe, www.libertysafe.com).

To find out more about Compass Diversified Holdings, please visit www.compassdiversifiedholdings.com.

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the Securities and Exchange Commission for the year ended December 31, 2011 and other filings with the Securities and Exchange Commission. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Compass Diversified Holdings

Condensed Consolidated Balance Sheets

(in thousands)	September 30, 2012	December 31, 2011
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$19,989	$131,973
Accounts receivable, less allowance of $3,588 and $2,420	119,532	69,114
Inventories	135,499	96,312
Prepaid expenses and other current assets	20,949	22,758
Current assets of discontinued operations	—	40,064

Total current assets	295,969	360,221

Property, plant and equipment, net	63,733	43,579
Goodwill	257,014	205,567
Intangible assets, net	348,218	328,070
Deferred debt issuance costs, net	8,748	6,942
Other non-current assets	16,129	13,889
Non-current assets of discontinued operations	—	71,638

Total assets	$989,811	$1,029,906

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$114,214	$72,998
Due to related party	3,950	4,239
Current portion of supplemental put obligation	5,200	13,675
Current portion, long-term debt	2,550	2,250
Other current liabilities	1,955	1,694
Current liabilities of discontinued operations	—	23,306

Total current liabilities	127,869	118,162

Long-term debt	262,285	214,000
Supplemental put obligation	37,005	35,814
Deferred income taxes	63,723	49,088
Other non-current liabilities	7,536	2,875
Non-current liabilities of discontinued operations	—	13,489

Total liabilities	498,418	433,428

Stockholders’ equity
Trust shares, no par value, 500,000 authorized; 48,300 shares issued and outstanding at 9/30/12 and 12/31/11	648,036	658,361
Accumulated other comprehensive loss	(363)	—
Accumulated deficit	(211,177)	(160,852)

Total stockholders’ equity attributable to Holdings	436,496	497,509
Noncontrolling interests	54,897	95,257
Noncontrolling interests of discontinued operations	—	3,712

Total stockholders’ equity	491,393	596,478

Total liabilities and stockholders’ equity	$989,811	$1,029,906

Compass Diversified Holdings

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011

Net sales	$241,228	$168,667	$666,571	$446,451
Cost of sales	164,281	117,837	455,036	311,168

Gross profit	76,947	50,830	211,535	135,283
Operating expenses:
Selling, general and administrative expense	39,422	30,395	119,756	77,347
Supplemental put expense	5,029	1,200	6,391	6,095
Management fees	4,429	4,792	13,294	11,707
Amortization expense	7,699	5,509	22,639	14,943
Impairment expense	—	—	—	7,700

Operating income	20,368	8,934	49,455	17,491

Other income (expense):
Interest income	8	2	51	4
Interest expense	(5,924)	(2,156)	(19,660)	(6,105)
Amortization of debt issuance costs	(485)	(542)	(1,326)	(1,543)
Other income, net	173	(78)	(223)	(78)

Income from continuing operations before income taxes	14,140	6,160	28,297	9,769
Provision for income taxes	7,361	3,090	17,119	9,380

Income from continuing operations	6,779	3,070	11,178	389
Income (loss) from discontinued operations, net of income tax	—	9,400	(1,168)	13,780
Loss on sale of discontinued operations, net of income tax	(334)	—	(464)	—

Net income	6,445	12,470	9,546	14,169
Net income from continuing operations attributable to noncontrolling interest	2,959	2,587	6,996	4,643
Net income (loss) from discontinued operations attributable to noncontrolling interest	—	1,787	(226)	2,026

Net income attributable to Holdings	$3,486	$8,096	$2,776	$7,500

Basic and fully diluted net income per share	$0.07	$0.17	$0.06	$0.16

Basic and fully diluted weighted average number of shares outstanding	48,300	47,376	48,300	46,944

Cash distributions declared per share	$0.36	$0.36	$1.08	$1.08

Compass Diversified Holdings

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011

Cash flows from operating activities:
Net income	$9,546	$14,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	39,199	34,896
Unrealized loss on interest rate swap	2,108	—
Amortization of original issue discount	1,951	—
Impairment expense	—	7,700
Supplemental put expense	6,391	6,095
Noncontrolling stockholders charges and other	3,250	2,210
Deferred taxes	(2,315)	(5,687)
Other	1,399	1,036

Changes in operating assets and liabilities, net of acquisition:
Increase in accounts receivable	(22,898)	(23,229)
Increase in inventories	(22,563)	(146)
Increase in prepaid expenses and other current assets	(1,674)	(806)
Payment of profit allocation	(13,675)	(6,892)
Increase in accounts payable and accrued expenses	20,661	28,451

Net cash provided by operating activities	21,380	57,797

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(125,434)	(258,559)
Purchases of property and equipment	(9,718)	(15,099)
Proceeds from dispositions	66,473	—
Purchase of noncontrolling interests	(15,128)	—
Proceeds released from escrow related to Staffmark sale	5,045	—
Other investing activities	974	140

Net cash used in investing activities	(77,788)	(273,518)

Cash flows from financing activities:
Net borrowing of debt	46,633	196,500
Proceeds from the issuance of trust shares, net	—	19,684
Proceeds from issuance (redemption) of CamelBak preferred stock	(48,022)	45,000
Debt issuance costs	(3,154)	(593)
Distributions paid	(52,164)	(49,529)
Net payments related to noncontrolling interest	(4,456)	2,016
Excess tax benefit on stock based compensation, and other	5,389	(329)

Net cash provided by (used in) financing activities	(55,774)	212,749

Foreign currency impact on cash	(199)	—
Net decrease in cash and cash equivalents	(112,381)	(2,972)
Cash and cash equivalents — beginning of period	132,370	13,536

Cash and cash equivalents — end of period	$19,989	$10,564

Compass Diversified Holdings

Condensed Consolidated Table of Cash Flows Available for Distribution and Reinvestment (“CAD”)

(unaudited)

(in thousands)	Three Months Ended September 30, 2012	Three Months ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011

Net income	$6,445	$12,470	$9,546	$14,169
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	11,430	12,553	37,873	33,353
Impairment expense	—	—	—	7,700
Amortization of debt issuance costs	485	542	1,326	1,543
Unrealized loss on interest rate swap	515	—	2,108	—
Amortization of original issue discount	360	—	1,951	—
Supplemental put expense	5,029	1,200	6,391	6,095
Noncontrolling stockholders charges	918	995	3,250	2,210
Other	554	949	1,399	1,036
Deferred taxes	(1,826)	(3,761)	(2,315)	(5,687)
Changes in operating assets and liabilities	2,441	(15,635)	(40,149)	(2,622)

Net cash provided by operating activities	26,351	9,313	21,380	57,797
Plus:
Unused fee on revolving credit facility (1)	664	499	1,984	2,041
Successful acquisition expense (2)	391	3,347	5,211	4,197
HALO sale related expenses (3)	—	—	1,976	—
Changes in operating assets and liabilities	—	15,635	40,149	2,622
Less:
Maintenance capital expenditures (4)	1,961	2,343	7,276	7,467
Other	158	930	597	930
Changes in operating assets and liabilities	2,441	—	—	—

Estimated cash flow available for distribution and reinvestment	$22,846	$25,521	$62,827	$58,260

Distribution paid in April 2012 and March 2011			$17,388	$16,821
Distribution paid in July 2012/2011			17,388	16,821
Distribution paid in October 2012/2011	$17,388	$17,388	17,388	17,388

	$17,388	$17,388	$52,164	$51,030

(1)	Represents the commitment fee on the unused portion of the Revolving Credit Facility and the Prior Revolving Credit Facility.
(2)	Represents transaction costs for successful acquisitions that were expensed during the period.
(3)	Represents transaction costs incurred related to the sale of HALO, net of the related income tax benefit.
(4)	Excludes growth capital expenditures of approximately $0.7 million and $1.4 million for the three months ended September 30, 2012 and September 30, 2011, respectively and $2.1 million and $7.6 million for the nine months ended September 30, 2012 and September 30, 2011, respectively.